UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 7, 2019

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700 Hopkins, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ¨☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 7, 2019, Digi International Inc. (“Digi”) entered into an Agreement and Plan of Merger with Namath Merger Sub, Inc. (“Merger Sub”), Opengear, Inc. (“Opengear”), and Shareholder Representative Services LLC, as representative of the securityholders of Opengear (the “Sellers”).

The merger agreement provides that, among other things, Merger Sub, a wholly-owned subsidiary of Digi, would merge with and into Opengear, resulting in Opengear becoming a wholly-owned subsidiary of Digi (the “Merger”). The purchase price for the Merger consists of approximately $140 million in cash due at closing, which amount is subject to net working capital, cash and debt adjustments. Digi has agreed to pay to the Sellers up to $15 million in additional consideration based on revenue in excess of established threshold amounts for Opengear through the remainder of 2019 and 2020. Digi has agreed to deposit an aggregate of $17 million of the initial purchase price into certain escrow accounts to be used for potential purchase price adjustments and indemnity claims against the Sellers.

Closing of the Merger remains subject to customary closing conditions, including the expiration of any applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, the absence of any law or order preventing the consummation of the transactions contemplated by the merger agreement, the accuracy of the representations and warranties contained in the merger agreement subject to various exceptions and qualifications including the absence of a material adverse effect with respect to Opengear, and material compliance with the covenants in the merger agreement. The merger agreement also contains certain termination rights, including that either Digi or the Sellers may terminate the merger agreement if the transaction is not closed by January 6, 2020 and such terminating party is not responsible for the failure to close.

The foregoing descriptions of the material terms of the merger agreement and the Merger do not purport to be complete and are subject to, and qualified by reference to, the full text of the purchase agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K.

Commitment Letter

In connection with the execution of the merger agreement, on November 7, 2019, Digi executed a commitment letter with BMO Harris Bank N.A. and BMO Capital Markets Corp. (collectively, “BMO”) pursuant to which BMO committed to provide, subject to the various terms and conditions set forth in the commitment letter, a $100,000,000 revolving loan facility (the “Revolving Facility”) and a $50,000,000 term loan facility (the “Term Facility” and collectively with the Revolving Facility, the “Facilities”) to facilitate the consummation of the transactions contemplated by the merger agreement. It is intended that the Facilities will be secured by substantially all of the assets of Digi and its subsidiaries.

The Revolving Facility will be a five-year facility available to Digi on a revolving basis and the proceeds may be used for working capital and other general corporate purposes and, together with the Term Facility, to finance a portion of the transactions contemplated by the merger agreement.  The Term Facility will be made available to Digi in a single drawing on the date that the Merger closes to finance the transactions contemplated by the merger agreement.  The loans under the Term Facility would amortize in equal quarterly installments in an aggregate annual amount equal to (i) 5.00% of the original principal amount of the Term Facility during the first and second year following the closing date, (ii) 7.50% of the original principal amount of the Term Facility during the third and fourth year after the Closing Date and (iii) 10% of the original principal amount of the Term Facility thereafter.  The Term Facility will mature five years following the closing date.  Digi may elect that the loans under the Facilities bear interest at a rate per annum equal to either a base rate or reserve adjusted LIBO rate plus, in each case, an applicable margin that fluctuates depending on Digi’s total net leverage ratio.

The foregoing description of the material terms of the commitment letter does not purport to be complete and is subject to, and qualified by reference to, the full text of the commitment letter agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

The merger agreement and commitment letter are described herein to provide investors with information regarding the terms of the Merger. The representations, warranties and covenants contained in these agreements were made solely for the purposes of each respective agreement as of the specified dates therein, were solely for the benefit of the parties to each agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the respective parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the dates of the agreements, which subsequent information may or may not be reflected in Digi’s public disclosure or filings with the U.S. Securities and Exchange Commission (the “Commission”).

Item 7.01                                           Regulation FD Disclosure.

The text of Digi’s press release announcing the Merger and Facilities is set forth in Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are provided herewith:

Exhibit No.	Description	Manner of Filing
2.1	Agreement and Plan of Merger by and among Digi International Inc., Namath Merger Sub, Inc., Opengear, Inc. and Shareholder Representative Services LLC, as representative, dated as of November 7, 2019*	Filed Electronically

10.1	Commitment Letter by and among Digi International Inc., BMO Harris Bank N.A. and BMO Capital Markets Corp., dated November 7, 2019	Filed Electronically

99.1	Press release dated November 7, 2019	Furnished Electronically

*     Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Digi agrees to furnish to the Commission a copy of any omitted schedule upon request.

This report contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as “anticipate,” “expect,” “may,” “plan,” “should,” “will,” or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations about the certainty and timing of completing the transactions, future business performance of the business expected to be purchased in the above described acquisition as well as future actions, operations and performance of Digi following the pending acquisition. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to satisfaction of the closing conditions, whether our business will perform as anticipated, our ability to integrate the acquired business effectively, the potential growth or entrance in the marketplace of competitors, some of whom may have significantly more resources than us, whether the intended target market for the products of the acquired business will adopt our offerings, whether we will be able to sell the products of the acquired business effectively into the marketplace, whether we will be able to leverage the product development and engineering resources of the acquired business effectively, rapid changes in technologies that may displace products and services we intend to sell, delays in product development efforts, uncertainty in user acceptance of our products and services, the ability to maintain key customer and vendor relationships of the acquired company, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, our ability to attract and retain important employees, potential unintended consequences associated with restructuring or other similar business initiatives that may impact our ability to retain important employees and our ability to execute on the business to achieve the anticipated benefits and synergies associated with the transaction. These and other risks, uncertainties and assumptions identified from time to time in our filings with the Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2018 and subsequent quarterly reports on Form 10-Q and other filings, could cause the Digi’s future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  November 8, 2019

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President of Corporate Development, General Counsel & Corporate Secretary